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                         INDEPENDENT ACCOUNTANTS' REPORT



The Board of Directors
Wachovia Bank National Association:

The Board of Directors
Universal Master Servicing, LLC:

We have examined management's assertion, included in the accompanying management assertion, that Wachovia Bank National Association (the Bank as the Master Servicer for the period from January 1, 2002 to October 10, 2002) and Universal Master Servicing, LLC (UMS as the Sub-Master Servicer for the period from October 11, 2002 to December 31, 2002, a joint venture between the Bank and Global Realty Outsourcing, Inc.) complied with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers, except for minimum servicing standards I.4., II.1., II.2., II.3., II.4., III.2., III.3., III.4., V.2., V.3., V.4., and
VI.1., which are performed by their primary servicers, as of and for the year ended December 31, 2002. Management is responsible for the Bank's and UMS's compliance with those minimum servicing standards. Our responsibility is to express an opinion on management's assertion about the Bank's and UMS's compliance based on our examination. We did not examine the respective primary servicers' compliance with standards I.4., II.1., II.2., II.3., II.4., III.2., III.3., III.4., V.2., V.3., V.4., and VI.1. and, accordingly, do not express an opinion thereon.

Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about the Bank's and UMS's compliance with the applicable minimum servicing standards specified above and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Bank's and UMS's compliance with the minimum servicing standards.

In our opinion, management's assertion that the Bank and UMS have complied with the aforementioned minimum servicing standards as of and for the year ended December 31, 2002 is fairly stated, in all material respects.




March 28, 2003

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                             RESIDENTIAL SERVICING


                              Management Assertion


As of October 10, 2002 and for the period from January 1, 2002 to October 10, 2002 and as of December 31, 2002 and for the period from October 11, 2002 to December 31, 2002 Wachovia Bank National Association (the Bank as the Master Servicer) and Universal Master Servicing, LLC (UMS as the Sub-Master Servicer), respectively, have complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's (MBA's) Uniform Single Attestation Program for Mortgage Bankers (USAP), except for minimum servicing standards I.4., II.1., II.2., II.3., II.4., III.2., III.3., III.4., V.2., V.3., V.4., and VI.1., which are performed by the Bank's and UMS's primary servicers.

As discussed above, with respect to minimum servicing standards I.4., II.1., II.2., II.3., II.4., III.2., III.3., III.4., V.2., V.3., V.4., and VI.1. of the
USAP, the Bank and UMS rely on the performance of their primary servicers. The Bank and UMS have a process in place to review the financial soundness and servicing performance of primary servicers on an annual basis. Among other factors, the Bank and UMS consider the results of the primary servicers' USAP reports in these reviews and takes appropriate corrective actions where it is warranted. UMS is in the process of obtaining and reviewing the 2002 USAP reports for its primary servicers.

As of and for the period ended October 10, 2002, the Bank had in effect a fidelity bond and errors and omissions policy in the amount of $200 million and $20 million, respectively. As of and for the period from October 11, 2002 to December 31, 2002, UMS had in effect a fidelity bond and errors and omissions policy in the amount of $18 million and $10 million, respectively



          /s/ John M. Church                                  March 28, 2003
--------------------------------------------                  --------------
              John M. Church                                       Date
Managing Director/Senior Vice President
   Wachovia Bank National Association
      Structured Products Servicing


        /s/ Clyde Alexander                                   March 28, 2003
--------------------------------------------                  --------------
            Clyde Alexander                                        Date
              Vice President
   Wachovia Bank National Association
         Residential Master Servicing

        /s/ Susan Thrasher                                    March 28, 2003
--------------------------------------------                  --------------
            Susan Thrasher                                         Date
Senior Vice President - Residential Services
     Global Realty Outsourcing, INC.
As Agent for Universal Master Servicing, LLC